EXHIBIT 99.3

DIRECTORS OF HSBC

The name and citizenship of each director of HSBC are set forth below. The business address of each person listed below is 1 Queen’s Road Central, Hong Kong SAR, China. The present principal occupation or employment of each of the listed persons is set forth below.

Name	Present Principal Occupation	Citizenship
Membership of the Board of Directors
Stuart T. Gulliver	Chairman, The Hongkong and Shanghai Banking Corporation Limited	Chinese
Dr. William Fung Kwok Lun	Deputy Chairman, The Hongkong and Shanghai Banking Corporation Limited	Chinese
Laura Cha May Lung	Deputy Chairman, The Hongkong and Shanghai Banking Corporation Limited	Chinese
Peter Wong Tung Shun	Chief Executive, The Hongkong and Shanghai Banking Corporation Limited	Chinese
Dr. Raymond Ch’ien Kuo Fung	Member of the Board of Directors, The Hongkong and Shanghai Banking Corporation Limited	Chinese
Naina Lal Kidwai	Member of the Board of Directors, The Hongkong and Shanghai Banking Corporation Limited	Indian
Rose Lee Wai Mun	Member of the Board of Directors, The Hongkong and Shanghai Banking Corporation Limited	Chinese
Victor Li Tzar Kuoi	Member of the Board of Directors, The Hongkong and Shanghai Banking Corporation Limited	Chinese
Zia Mody	Member of the Board of Directors, The Hongkong and Shanghai Banking Corporation Limited	Indian
Christopher D. Pratt	Member of the Board of Directors, The Hongkong and Shanghai Banking Corporation Limited	Chinese
P. James H. Riley	Member of the Board of Directors, The Hongkong and Shanghai Banking Corporation Limited	Chinese
Andreas Sohmen-Pao	Member of the Board of Directors, The Hongkong and Shanghai Banking Corporation Limited	Chinese
T. Brian Stevenson	Member of the Board of Directors, The Hongkong and Shanghai Banking Corporation Limited	Chinese
Paul A. Thurston	Member of the Board of Directors, The Hongkong and Shanghai Banking Corporation Limited	Chinese
Dr. Patrick Wang Shui Chung	Member of the Board of Directors, The Hongkong and Shanghai Banking Corporation Limited	Chinese
Dr. Rosanna Wong Yick-Ming	Member of the Board of Directors, The Hongkong and Shanghai Banking Corporation Limited	Chinese
Marjorie Yang Mun Tak	Member of the Board of Directors, The Hongkong and Shanghai Banking Corporation Limited	Chinese
Tan Sri Dato’ Francis Yeoh Sock Ping	Member of the Board of Directors, The Hongkong and Shanghai Banking Corporation Limited	Malaysian

DIRECTORS OF HSBC Holdings

The name and citizenship of each director of HSBC Holdings are set forth below. The business address of each person listed below is 8 Canada Square, London E14 5HQ, United Kingdom. The present principal occupation or employment of each of the listed persons is set forth below.

Name	Present Principal Occupation	Citizenship
Membership of the Board of Directors
Douglas Jardine Flint	Group Chairman, HSBC Holdings plc	British
Stuart T. Gulliver	Group Chief Executive, HSBC Holdings plc	Chinese
Iain James Mackay	Group Finance Director, HSBC Holdings plc	British
Safra Ada Catz	Member of the Board of Directors, HSBC Holdings plc	U.S.
Laura May Lung Cha	Member of the Board of Directors, HSBC Holdings plc	Chinese
Marvin Kin Tung Cheung	Member of the Board of Directors, HSBC Holdings plc	Chinese
John David Coombe	Member of the Board of Directors, HSBC Holdings plc	British
Joachim Faber	Member of the Board of Directors, HSBC Holdings plc	Germany
Rona Alison Fairhead	Member of the Board of Directors, HSBC Holdings plc	British
James Wyndham John Hughes-Hallett	Member of the Board of Directors, HSBC Holdings plc	Chinese
William Samuel Hugh Laidlaw	Member of the Board of Directors, HSBC Holdings plc	British
John Phillip Lipsky	Member of the Board of Directors, HSBC Holdings plc	U.S.
Janis Rachel Lomax	Member of the Board of Directors, HSBC Holdings plc	British
Nagavara Ramarao Narayana Murthy	Member of the Board of Directors, HSBC Holdings plc	Indian
Simon Manwaring Robertson	Member of the Board of Directors, HSBC Holdings plc	British
John Lawson Thornton	Member of the Board of Directors, HSBC Holdings plc	U.S.

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